UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

MEDICAL TRANSCRIPTION BILLING, CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-192989	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Our Annual Shareholders’ Meeting was held on June 22, 2016. At such meeting, the shareholders (i) reelected three directors to the Board of Directors to serve for three-year terms expiring in fiscal year 2019; and (ii) approved the Company’s increase in the authorized number of shares of preferred stock from one million shares to two million shares. There were 10,237,240 outstanding shares eligible to vote as of April 27, 2016, the record date for the fiscal year 2016 Annual Meeting.

(1)	Election of Director Nominees: Ms. Anne M. Busquet, Messrs. Howard L. Clark, Jr. and Stephen A. Snyder were elected to serve as directors for three-year terms, which terms will expire at our 2019 Annual Shareholders’ Meeting.

Nominee	Votes For	Votes Against	Abstentions
Anne M. Busquet	6,620,020	0	61,018
Howard L. Clark, Jr.	6,669,401	0	11,637
Stephen A. Snyder	6,631,657	0	49,381

(2)	The proposal to increase the number of authorized shares of preferred stock from one million shares to two million shares received the following votes:

Votes for Approval:	6,608,000
Votes Against:	71,028
Abstentions:	2,010
Broker Non-Votes:	0

SIGNATURE(S)

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: June 28, 2016	By:	/s/ Mahmud Haq
Mahmud Haq
Chairman of the Board and Chief Executive Officer

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